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                                                              Exhibit (e)(4)(vi)

                                     FORM OF
                                  SCHEDULE A-9
                                  ------------

                         EATON VANCE MUTUAL FUNDS TRUST
                             DISTRIBUTION AGREEMENT
                             EFFECTIVE:      , 2000


                                        Sales Commissions on
Name of Fund Adopting this Plan           Class B Shares        Prior Agreements
-------------------------------           --------------        ----------------

Eaton Vance Tax-Managed America Fund          6.25%                   N/A
Eaton Vance Tax-Managed New America Fund      6.25%                   N/A